Exhibit 99.1

                            TEXT OF PRESS RELEASE
                            ---------------------


                  THE INTERGROUP CORPORATION ANNOUNCES
                RECEIPT OF NASDAQ STAFF DEFICIENCY LETTER


Los Angeles-October 6, 2006 - The InterGroup Corporation (NASDAQ: INTG) today announced that, on October 2, 2006, the Company received a Nasdaq Staff Deficiency Letter indicating that the Company fails to comply with the minimum Stockholders' Equity requirement for continued listing of its common stock on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3).

The Company has until October 17, 2006 to submit a specific plan to achieve and sustain compliance with all Nasdaq Global Market listing requirements. The Company may also consider applying to list its securities on The Nasdaq Capital Market.

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.


CONTACT:

    for The InterGroup Corporation
    Michael G. Zybala, (310) 466-7961